SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2009

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 491-7750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On December 15, 2009, the shareholders of CenterState Banks, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Articles of Incorporation. The Amendment was approved by the Company’s shareholders at its Special Meeting of Shareholders held on December 15, 2009. The Amendment was adopted pursuant to a proposal included in the Company’s proxy statement dated November 20, 2009. The Amendment increases the number of authorized shares of the Company’s common stock, par value $0.01 per share from 40,000,000 shares to 100,000,000 shares.

The Company intends to file the Articles of Amendment to the Articles of Incorporation with the Florida Secretary of State on December 18, 2009, which will become effective upon filing.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Articles of Amendment to the Articles of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference.

Item 8.01	Other Events.

At the Company’s Special Meeting of Shareholders described above, the Company’s shareholders:

i)	approve an amendment (Proposal 1) to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 40,000,000 to 100,000,000 shares. The number of affirmative votes cast was 15,250,250; the number of negative votes cast was 5,786,333; and the number of abstentions was 26,113; and

ii)	approved a proposal (Proposal 2) which granted the proxy holders discretionary authority to vote to adjourn the Special Meeting for up to 120 days to allow for the solicitation of additional proxies if there are insufficient shares voted at the Special Meeting, in person or by proxy, to approve Proposal 1 described above. The number of affirmative votes cast was 14,822,630; the number of negative votes cast was 6,221,479; and the number of abstentions was 28,487.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 3.1	Articles of Amendment to Articles of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/S/ JAMES J. ANTAL
James J. Antal
Senior Vice President and Chief Financial Officer

Date: December 16, 2009

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